Exhibit 10.8
CONSENT AND SECOND AMENDMENT TO
AMENDED AND RESTATED NOTES PURCHASE AGREEMENT
     This CONSENT AND SECOND AMENDMENT TO THE AMENDED AND RESTATED NOTES PURCHASE AGREEMENT (this “Amendment”), dated as of December 11, 2009 (the “Effective Date”), is made by and among Roadrunner Transportation Services, Inc. (f/k/a Roadrunner Dawes Freight Systems, Inc.), a Delaware corporation, Sargent Trucking, Inc., a Maine corporation, Big Rock Transportation, Inc., an Indiana corporation, Midwest Carriers, Inc., an Indiana corporation, Smith Truck Brokers, Inc., a Maine corporation, and B&J Transportation, Inc., a Maine corporation (collectively, the “Issuers”), and the undersigned Security Holders.
W I T N E S S E T H:
     WHEREAS, the undersigned Security Holders and Issuers are parties to that certain Amended and Restated Notes Purchase Agreement (as amended or otherwise modified from time to time, the “NPA,”and capitalized terms used herein without definition shall have the meanings ascribed to such terms in the NPA) dated as of March 14, 2007;
     WHEREAS, the Parent desires to form a new subsidiary, Bullet Transportation Services, Inc., a Delaware corporation (“Bullet Transportation”) for the purpose of acquiring certain assets (the “Bullet Acquisition”) of Bullet Freight Systems, Inc., a California corporation (the “Seller”), pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of even date herewith, by and among the Parent, Bullet Transportation, the Seller, and the Owners (as defined therein);
     WHEREAS, to provide a portion of the financing for the Bullet Acquisition, (i) the Parent and the Issuers desire to (x) issue Junior Subordinated Notes due February 28, 2013 (the “Junior Notes”) in the aggregate original principal amount of $16,500,000, and (y) provide unsecured guaranties of such subordinated debt, in each case pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and among the Parent, the Issuers, Bullet Transportation, and the purchasers party thereto (the “SPA”); and (ii) the Parent and certain of the Issuers desire to issue that certain Junior Subordinated Note due February 28, 2013, in the aggregate original principal amount of $3,000,000, which shall be in form identical in all material respects to the Junior Notes (the “Seller Note”), purchased by the Seller;
     WHEREAS, absent the prior written consent of the Required Security Holders, the consummation of the Bullet Acquisition, the execution, delivery, and performance of the SPA, and the issuance of the Junior Notes and Seller Note would result in a breach of Sections 8.4, 8.5 and 8.18 of the NPA and separate Events of Default under Section 10.4 of the NPA; and
     WHEREAS, the Issuers have requested that the Required Security Holders (i) consent to the consummation of the Bullet Acquisition, (ii) consent to the execution, delivery, and performance of the SPA, (iii) consent to the issuance of the Junior Notes and Seller Note, and

(iv) amend the NPA in certain respects as set forth herein to give effect to the foregoing, and the Required Security Holders are willing to do so, subject to the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Security Holders and Issuers hereby agree as follows:
     1. Consents.
     (a) Subject to the satisfaction of the conditions set forth in Section 3 below and in reliance on the representations and warranties set forth in Section 4 below, the undersigned Security Holders hereby consent to the (i) consummation of the Bullet Acquisition, (ii) execution, delivery, and performance of the SPA, and (iii) issuance of the Junior Notes and Seller Note. The foregoing consent is expressly intended to be limited in scope and, except as otherwise expressly provided herein, shall not be construed as a waiver, consent, or as an amendment or modification of the NPA.
     (b) Except as expressly provided herein, the execution and delivery of this Amendment and the consents and modifications effected hereby shall not: (i) constitute an extension, modification, waiver, or consent of or with respect to any aspect of the NPA or the other Securities Documents; (ii) extend the terms of the NPA or the due date of any of the Note Obligations; (iii) give rise to any obligation on the part of any Security Holder to extend, modify, waive or consent to any term or condition of the NPA or any other Securities Document; or (iv) give rise to any defenses or counterclaims to any Security Holder’s right to compel payment of the Note Obligations or to otherwise enforce its rights and remedies under the NPA and the other Securities Documents.
     2. Amendments to the NPA.
     (a) The second sentence of Section 3.2.4.3 of the NPA is hereby amended and restated in its entirety as follows:
     “After the repayment in full in cash of all Obligations under the Senior Credit Agreement and the termination of all commitments thereunder, promptly, and in any event not more than ten (10) Business Days following delivery of the calculation of Excess Cash Flow provided for in the preceding sentence, the Issuers shall make an offer to use, if the Leverage Ratio, determined as of the last day of such fiscal year (excepting the fiscal year ending on December 31, 2009), is equal to or greater than 2.50 to 1.00, 50% of such Excess Cash Flow less any voluntary prepayments during such fiscal year (excepting the fiscal year ending on December 31, 2009) of the Notes, to purchase a principal amount of Notes such that such amount of Excess Cash Flow less such voluntary prepayments equals the principal amount of such Notes plus the Applicable Premium thereon.”
     (b) The fourth sentence of Section 5.2 of the NPA is hereby amended and restated in its entirety as follows:

     “The Parent has no Subsidiaries other than Sargent LLC, Roadrunner, International Holdings, and Bullet Transportation and has no equity investments in any Person.”
     (c) The definition of “EBITDA” set forth in Appendix I to the NPA is hereby amended and restated in its entirety, as follows:
     “EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization for such period, transaction expenses incurred during such period attributable to the Related Transactions (not exceeding $1,500,000 in the aggregate for all such expenses), transaction expenses incurred during such period attributable to the Second Amendment and the transactions (including without limitation the Bullet Acquisition) contemplated therein (not exceeding $500,000 in the aggregate for all such expenses), cash expenses incurred following September 30, 2006, not to exceed $1,250,000 in the aggregate, in connection with the integration of the businesses of Roadrunner and Sargent LLC and other non-cash charges required by GAAP (including, without limitation, those resulting from purchase accounting and the grant by Parent of stock options and other equity-related incentives); provided, that (i) EBITDA for each period set forth below shall be deemed to be the amount set forth below opposite such period:

Month	Amount
April 1, 2006 through and including June 30, 2006	$8,301,000
July 1, 2006 through and including September 30, 2006	$7,612,000
October 1, 2006 through and including December 31, 2006	$2,576,000
January 1, 2007 through and including January 31, 2007 and February 1, 2007 through and including February 28, 2007	Actual reported EBITDA of the Issuers for such months, subject to adjustments that are reasonably acceptable to the Purchasers and are consistent with the adjustments reflected in the EBITDA amounts specified above by dollar amounts.
; and (ii) for each period set forth below, EBITDA for such period, as calculated in accordance with the foregoing definition, shall further be increased by the amount set forth below for such period:

Period	Amount
January 1, 2009 through and including March 31, 2009	$2,154,000
April 1, 2009 through and including June 30, 2009	$2,153,000
July 1, 2009 through and including September 30, 2009	$2,048,000
October 1, 2009 through and including December 11, 2009	Actual reported EBITDA of Bullet Seller for such period, subject to adjustments that are reasonably acceptable to the Purchasers and are consistent with the adjustments reflected in the EBITDA amounts specified above by dollar amounts.

(d)	The definition of “Fixed Charge Coverage Ratio” set forth in Appendix I to the NPA is hereby amended and restated in its entirety, as follows:
     “Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of EBITDA plus Rental Expense minus the sum of income taxes paid in cash by the Loan Parties and all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) regularly scheduled payments of principal of Funded Debt (including the Term Loan but excluding (in each case, to the extent otherwise included) the Revolving Loans and the Sargent Earn-out) plus (iii) Rental Expense plus (iv) the aggregate amount distributed by Parent in connection with the repurchase of equity securities of Parent plus (v) payments of dividends on the Preferred Stock; provided, that, for purposes of this definition, (x) Rental Expenses, income taxes paid in cash, unfinanced Capital Expenditures, cash Interest Expense and regularly scheduled payments of principal of Funded Debt for each period set forth below shall be deemed to be the amount set forth below for such period:

	Rental	Cash Income	Unfinanced Capital
Period	Expense	Taxes	Expenditures
April 1, 2006 through and including June 30, 2006	$2,489,000	$(1,747,000)	$360,000
July 1, 2006 through and including September 30, 2006	$2,582,000	$148,000	$236,000
October 1, 2006 through and including December 31, 2006	$2,430,000	$84,000	$174,000

	Cash Interest	Regularly Scheduled
Period	Expense	Payments of Principal
April 1, 2006 through and including June 30, 2006	$2,406,000	$0
July 1, 2006 through and including September 30, 2006	$2,363,000	$0
October 1, 2006 through and including December 31, 2006	$2,731,000	$0
; provided, further, that for each period set forth below, Rental Expenses, income taxes paid in cash, unfinanced Capital Expenditures, cash Interest Expense and regularly scheduled payments of principal of Funded Debt for such period, as calculated in accordance with the foregoing definition, shall further be increased by the amount set forth below for such period:

	Rental	Cash Income	Unfinanced Capital
Period	Expense	Taxes	Expenditures
January 1, 2009 through and including March 31, 2009	$255,000	$0	$35,000
April 1, 2009 through and including June 30, 2009	$255,000	$0	$35,000
July 1, 2009 through and including September 30, 2009	$255,000	$0	$35,000
October 1, 2009 through and including December 11, 2009	Applicable Proration	$0	$35,000

	Cash Interest	Regularly Scheduled
Period	Expense	Payments of Principal
January 1, 2009 through and including March 31, 2009	$157,500	$350,000
April 1, 2009 through and including June 30, 2009	$157,500	$350,000
July 1, 2009 through and including September 30, 2009	$157,500	$350,000
October 1, 2009 through and including December 11, 2009	Applicable Proration	$350,000
For purposes of the foregoing table, “Applicable Proration” means, with respect to any column entry in such table (i.e. “Rental Expense” and “Cash Interest Expense”), the product of (i) the dollar amount set forth in the cell immediately above the “Applicable Proration” reference multiplied by (ii) the ratio of (x) the number of days in the period for which the Applicable Proration is measured over (y) ninety (90).
     (e) The definition of “Maximum Senior Debt Amount” set forth in Appendix I to the NPA is hereby amended by (i) replacing the “$90,000,000” set forth in clause (a) thereof with: “the sum of (i) $90,000,000 plus (ii) the original principal amount of the Incremental Term Loan” and (ii) replacing the “$9,000,000” set forth in clause (b) thereof with: “$5,000,000”.
     (f) The definition of “Total Debt” set forth in Appendix I to the NPA is hereby amended and restated in its entirety, as follows:
     “Total Debt” means all Debt of the Parent and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Obligations (except to the extent constituting Contingent Obligations in respect of Debt of a Person other than the Parent and its Subsidiaries), (b) Hedging Obligations, (c) contingent obligations in respect of undrawn letters of credit, and (d) the Specified Subordinated Debt.
     (g) Appendix I to the NPA is hereby amended to add the following definitions in their appropriate alphabetical order:
     “Bullet Seller” means Bullet Freight Systems, Inc., a California corporation.
     “Bullet Transportation” means Bullet Transportation Services, Inc., a Delaware corporation.
     “International Holdings” means International Transportation Holdings, Inc., a Delaware corporation.
     “Second Amendment” means that certain Consent and Second Amendment to the Amended and Restated Notes Purchase Agreement, dated December 11, 2009, by and among the Issuers and the Security Holders party thereto.
     “Specified Subordinated Debt” means Debt of the Parent and its Subsidiaries arising under (i) that certain Securities Purchase Agreement, dated as of December 11, 2009, among the Parent, its Subsidaries, and the “Purchasers” identified therein, as in effect on such date, and (ii) that certain Junior Subordinated Note, dated as of December 11, 2009, in the original principal amount of $3,000,000 executed by certain of the Parent and its Subsidiaries in favor of Bullet Seller and/or one or more of its shareholders, as in effect on such date.
     (h) The Schedules to the NPA are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto. Any references in the NPA to disclosures on the Schedules being made as of the Closing Date shall be deemed to be made as of the date of this Amendment.

     3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the undersigned Security Holders):
     (a) the Issuers shall have delivered to the undersigned Security Holders each of the fully executed documents, agreements, and instruments listed on Exhibit B attached hereto, together with such other documents, agreements, and instruments as the undersigned Security Holders may require or reasonably request;
     (b) the Bullet Acquisition shall have been consummated in accordance with the terms of the Asset Purchase Agreement and in compliance with applicable law;
     (c) the Issuers shall have issued the Junior Notes and the Seller Note;
     (d) the Issuers shall have paid to each Security Holder who executes this Amendment on or before December 11, 2009, a fee equal to 25 basis points of the sum of the outstanding principal balance of the Notes owing to such Security Holder, which shall be paid in cash and fully earned and non-refundable when paid;
     (e) the Issuers shall have satisfied in full all unpaid costs and expenses (including, without limitation, attorney fees and expenses, including reasonable fees of in-house counsel of American Capital, Ltd.) incurred by the undersigned Security Holders in connection with the Securities Documents (including, without limitation, all costs and expenses incurred by the undersigned Security Holders in connection with the preparation, due diligence, administration and enforcement of all documentation contemplated by this Amendment); and
     (f) no Default or Event of Default shall have occurred and be continuing.
     4. Representations and Warranties. To induce the undersigned Security Holders to enter into this Amendment, each Issuer hereby represents and warrants to the undersigned Security Holders that:
     (a) the execution, delivery and performance by each Issuer of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within each Issuer’s corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Issuer, the certificate of formation, operating agreement, and any other organizational document of any Issuer, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Issuer or any of its property (including, without limitation, the Senior Credit Documents);
     (b) each of the NPA and the other Securities Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms;

     (c) except to the extent amended hereby, the representations and warranties contained in the NPA and the other Securities Documents are true and accurate as of the Effective Date with the same force and effect as if such had been made on and as of the Effective Date; and
     (d) the Issuers have performed all of their obligations under the NPA and the other Securities Documents to be performed by the Issuers on or before the Effective Date, and as of the Effective Date, the Issuers are in compliance with all applicable terms and provisions of the NPA and the other Securities Documents to be observed and performed by the Issuers and no Event of Default or other event which upon notice or lapse of time or both would constitute an Event of Default has occurred.
     5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.
     6. Continued Effectiveness. The undersigned Security Holders and the Issuers hereby agree that all references to the NPA which are contained in any of the Securities Documents shall refer to the NPA as amended by this Amendment. Except as specifically set forth herein, the NPA and each of the Securities Documents shall continue in full force and effect according to its and their respective terms.
     7. Costs and Expenses. Each Issuer hereby agrees that all expenses incurred by the undersigned Security Holders in connection with the preparation, negotiation, and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees and expenses, shall be part of the Note Obligations.
     8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
[signature pages follow]

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ROADRUNNER TRANSPORTATION SERVICES, INC.

By:	/s/ Judy Vijums

Name:	Judy Vijums
Title:	Vice President

SARGENT TRUCKING, INC.

By:	/s/ Judy Vijums

Name:	Judy Vijums
Title:	Vice President

BIG ROCK TRANSPORTATION, INC.

By:	/s/ Judy Vijums

Name:	Judy Vijums
Title:	Vice President

MIDWEST CARRIERS, INC.

By:	/s/ Judy Vijums

Name:	Judy Vijums
Title:	Vice President

SMITH TRUCK BROKERS, INC.

By:	/s/ Judy Vijums

Name:	Judy Vijums
Title:	Vice President

B&J TRANSPORTATION, INC.

By:	/s/ Judy Vijums

Name:	Judy Vijums
Title:	Vice President

REQUIRED SECURITY HOLDERS:

SANKATY CREDIT OPPORTUNITIES, L.P.

By:	/s/ Michael Ewald

Name:	Michael Ewald
Title:	Managing Director

SANKATY CREDIT OPPORTUNITIES II, L.P.

By:	/s/ Michael Ewald

Name:	Michael Ewald
Title:	Managing Director

RGIP, LLC

By:	/s/ R. Bradford Malt

Name:	R. Bradford Malt
Title:	Managing Member

REQUIRED SECURITY HOLDERS:

ACAS BUSINESS LOAN TRUST 2005-1, a Delaware statutory trust.

By:	American Capital, Ltd., its Servicer

By:	/s/ Pankaj Gupta

Name:	Pankaj Gupta
Title:	Vice President & Principal

AMERICAN CAPITAL, LTD.

By:	/s/ Pankaj Gupta

Name:	Pankaj Gupta
Title:	Vice President & Principal